UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2006

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Effective November 13, 2006, Richard Rowley was appointed to the position of Vice President, Corporate Controller and Principal Accounting Officer of Adobe Systems Incorporated.

Pursuant to Mr. Rowley’s Offer Letter, Mr. Rowley will receive an annual base salary of $280,000 and is eligible to receive a bonus of up to 40% of his annual base salary upon attainment of certain Company and individual objectives, pro-rated for the 2006 fiscal year based on Mr. Rowley’s actual start date. In addition, Mr. Rowley will be eligible to participate in the Adobe profit sharing plan, which could result in a payment to Mr. Rowley of up to 10% of his annual base salary. Such payments are made quarterly based on attainment of certain Company targets, pro-rated for the 4th quarter of fiscal year 2006 based on Mr. Rowley’s actual start date.

Mr. Rowley will be granted an option to purchase 50,000 shares of Adobe common stock, which will vest over 4 years, with 25% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the remaining 36 months. The option will be issued under the Company’s 2003 Equity Incentive Plan (the “Plan”) and will be subject to the terms and conditions of such Plan. The Plan was previously filed with the Securities and Exchange Commission as Appendix A to Adobe’s proxy statement, dated February 24, 2006.

As part of the Company’s 2006 Performance Share Program (the “Program”), Mr. Rowley will also be granted a target award of 5,000 “Performance Shares” pursuant to the terms of the Plan. The Performance Shares will be earned, if at all, following the 2007 fiscal year, based on achievement of specific performance metrics, and will be settled in fully-vested shares of Adobe common stock. Mr. Rowley may receive less than the Performance Share target payout under the Program, and in no event may the actual payout exceed 150% of target payout. The Program was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to Adobe’s Current Report on Form 8-K, dated February 24, 2006.

Mr. Rowley is eligible to participate in the Company’s standard benefits package, including medical and dental plans, vision care, life insurance and disability coverage, as well as the Company’s 401(k) Retirement Savings Plan and the Employee Stock Purchase Plan.

Mr. Rowley will also be eligible to participate in the Adobe Systems Incorporated Deferred Compensation Plan, effective December 2, 2006 (the “Deferred Compensation Plan”). Mr. Rowley may elect to contribute up to 75% of his base salary and 100% of other specified compensation, including bonus and performance-based restricted stock units.  Mr. Rowley will be able to elect the payment of benefits to begin on a specified date at least three years in the future in the form of a lump sum or annual installments over five to fifteen years. The Deferred Compensation Plan was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to Adobe’s Current Report on Form 8-K, dated September 26, 2006.

Mr. Rowley is also eligible to participate in the Adobe Systems Incorporated Executive Severance Plan in the Event of a Change of Control (the “Change of Control Plan”). Pursuant to the Change of Control Plan, if within two years after a change of control (the “Covered Period”), there is an Involuntary Termination (as defined in the Change of Control Plan) of Mr. Rowley’s employment, Mr. Rowley will receive a cash severance payment as follows:

Earned but unpaid salary and the cash equivalent for accrued but unused personal time off through the date of termination; plus, the pro rata portion of the annual bonus for the year in which termination occurs (calculated on the basis of Mr. Rowley’s target bonus and on the assumption that all performance targets have been or will be achieved); plus, an amount equal to the product of (i) the sum of Mr. Rowley’s Reference Salary and Reference Bonus (each as defined in the Change of Control Plan), multiplied by (ii) two plus one-twelfth for each year of completed service with the Company (not in excess of 12 years) (the “Severance Multiple”).

All of Mr. Rowley’s outstanding options, performance grants and restricted stock awards will accelerate and vest 100% on the date of his Involuntary Termination during the Covered Period (except performance share unit awards, which shall continue to be governed by their current terms).  Additionally, the exercise period of all such awards will be extended to 12 months from termination.

Mr. Rowley will receive COBRA premium payments up to the legal limit for such coverage, or for the period of years equal to his Severance Multiple, whichever is less.  If Mr. Rowley becomes covered under another employer’s group health plan (other than a plan which imposes a pre-existing condition exclusion which applies to Mr. Rowley) during this applicable period of COBRA continuation coverage, the Company’s COBRA premium payments will cease. A copy of the Change of Control Plan is attached as Exhibit 10.2 to this Report.

Adobe has entered into an indemnity agreement with Mr. Rowley, which provide, among other things, that Adobe will indemnify him, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as an officer or other agent of Adobe, and otherwise to the full extent permitted under Delaware law and the Company’s bylaws. A form of indemnity agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.25.1 to Adobe’s Form 10-Q, dated May 30, 1997.

The summary of the material terms of the Offer Letter set forth above is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

From September 2005 to November 2006, Mr. Rowley was an independent consultant. From 1999 to September 2005, Mr. Rowley served as Vice President, Corporate Controller and Principal Accounting Officer, and Corporate Treasurer at Synopsys, Inc., a leading semiconductor design software company. From 1994 to 1999, Mr. Rowley served in several finance-related positions at Synopsys. Mr. Rowley is a certified public accountant and holds a B.A. in Business Economics from the University of California, Santa Barbara. Mr. Rowley is 50 years old.

There is no arrangement or understanding between Mr. Rowley and any other person pursuant to which Mr. Rowley is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Rowley and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Rowley is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

(e) The Change of Control Plan was previously filed with the Securities and Exchange Commission as Exhibit 10.2 to Adobe’s Current Report on Form 8-K, dated September 26, 2006. The Change of Control Plan contained a typographical error in the definition of “Group I Participant,” which has since been corrected. A copy of the Change of Control Plan, as corrected, is attached as Exhibit 10.2 to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit
Number	Exhibit Description
10.1	Offer Letter between Adobe Systems Incorporated and Richard Rowley, dated October 30, 2006

10.2	Adobe Systems Incorporated Executive Severance Plan in the Event of a Change of Control

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: November 16, 2006	By:	/s/ Karen Cottle
Karen Cottle
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Offer Letter between Adobe Systems Incorporated and Richard Rowley, dated October 30, 2006

10.2	Adobe Systems Incorporated Executive Severance Plan in the Event of a Change of Control